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                                                                      Exhibit 23

To the Board of Directors and Stockholders
Key Energy Services, Inc. (formerly Key Energy Group, Inc.):

    We consent to incorporation by reference in the registration statements No. 333-46733 and No. 333-34814 on Forms S-8, registration statement
No. 333-67667 on Form S-4 and registration statements No. 333-01777,
No. 333-24497, No. 333-24499, No. 333-43115, No. 333-43779, No. 333-44677,
No. 333-67665 and No. 333-79851 on Forms S-3 of Key Energy Services, Inc. and Subsidiaries of our report dated August 31, 2000, relating to the consolidated balance sheets of Key Energy Services, Inc. and Subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders' equity for each of the years in the three-year period ended June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-K of Key Energy Services, Inc. and Subsidiaries.

                                                                        KPMG LLP


Midland, Texas
August 31, 2000